UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021 frontdoor, inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38617	82-3871179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 701-5002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTDR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 17, 2021, frontdoor, inc. (the “Company”) entered into a refinancing amendment (the “Amendment”) to its existing Credit Agreement, dated as of August 16, 2018, among the Company, as borrower, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the lenders and agents party thereto from time to time (as amended from time to time prior to the effectiveness of the Amendment, the “Existing Credit Agreement” and as amended by the Amendment, the “Amended Credit Agreement”). The Amended Credit Agreement permits borrowings and other extensions of credit in aggregate principal amount of up to $890,000,000 (as may be increased in accordance with the terms of the Amended Credit Agreement) and consists of a five-year $250,000,000 revolving credit facility, a five-year $260,000,000 “term A” loan and a seven-year $380,000,000 “term B” loan. The refinanced credit facilities established pursuant to the Amendment will replace a $250,000,000 revolving credit facility that was scheduled to mature on August 16, 2023 and a “term B” loan facility with an initial aggregate principal amount of $650,000,000 that was scheduled to mature on August 16, 2025. JPMorgan is the administrative agent under the Amended Credit Agreement, and the remaining commitments and loans thereunder are provided by a syndicate of financial institutions. The Amended Credit Agreement contains substantially similar terms, including representations and warranties and affirmative and negative covenants, as the Existing Credit Agreement, as well as a financial covenant for the benefit of the lenders under the revolving credit facility and the “term A” loan facility, which requires that the Company maintain a consolidated first lien leverage ratio not to exceed 3.50:1.00 or, in certain circumstances following a material acquisition, 4.00:1.00, and certain other changes as have been agreed to by the Company and the lenders pursuant to the Amended Credit Agreement. The interest rates and commitment fees applicable to borrowings and commitments under the Amended Credit Agreement are as set forth below.

The interest rate under the Amended Credit Agreement is variable and, barring certain events of default, is determined at the Company’s option as: (i) the sum of (a) the greatest of (1) JPMorgan’s prime rate, (2) the greater of the federal funds effective rate and the overnight bank funding rate plus, in each case, 0.50%, and (3) the one-month London Interbank Offered Rate, subject to certain adjustments (“LIBOR”) plus 1%, and (b) a variable margin rate (the “ABR Margin”); or (ii) LIBOR plus a variable margin rate (the “LIBOR Margin”). In addition, a facility fee is assessed on the unused commitment amount under the revolving credit facility under the Credit Agreement. The ABR Margin, LIBOR Margin and the facility fee with respect to revolving facility loans and “term A” loans are based upon the Company’s current first lien leverage ratio. Under the Amended Credit Agreement, (i) for revolving facility loans and “term A” loans, the ABR Margin ranges from 0.50% to 1.00%, the LIBOR Margin ranges from 1.50% to 2.00%, and the facility fee (with respect to the revolving facility only) ranges from 0.20% to 0.30% and (ii) for “term B” loans, the ABR Margin is 1.25% and the LIBOR Margin is 2.25%.

Consistent with the Existing Credit Agreement, the Company’s obligations under the Amended Credit Agreement are guaranteed by certain specified subsidiaries of the Company, and the Amended Credit Agreement contains customary affirmative and negative covenants. Among other things, these covenants restrict the Company’s and certain of its subsidiaries’ ability to incur liens on certain assets, make material changes in corporate structure or materially alter the nature of its business, dispose of material assets, engage in mergers, consolidations and certain other fundamental changes, or engage in certain transactions with affiliates. The Amended Credit Agreement contains customary default provisions, including, but not limited to, failure to pay interest or principal when due and failure to comply with covenants.

Certain lenders under the Amended Credit Agreement and/or their affiliates may have other business relationships with the Company involving the provision of financial and banking-related services, including cash management, loans, foreign exchange contracts, letters of credit and bank guarantee facilities, investment banking and trust services.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Amended Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On the closing date of the Amendment, in connection with such closing, the Company redeemed all of the $350.0 million aggregate principal amount of its 6.750% senior notes due 2026 (the “2026 Notes”) outstanding under the Indenture, dated as of August 16, 2018, among the Company, the subsidiary guarantors named therein, and Wilmington Trust, National Association, as trustee (as amended from time to time, the “Indenture”). The Indenture and the Company’s and guarantors’ obligations thereunder were satisfied and discharged, following the effectiveness of the Amendment and upon such redemption. For more information about the Indenture, see the information included in Note 14, “Long-Term Debt” in the Company’s audited consolidated and combined financial statements included in Item 8 of its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which information is incorporated by reference herein.

In connection with the redemption of the 2026 Notes, the Company incurred a “make-whole” redemption premium of approximately $21.2 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment and Amended and Restated Credit Agreement

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2021	FRONTDOOR, INC.

	By:	/s/ Jeffrey A. Fiarman
Name: Jeffrey A. Fiarman
Title: Senior Vice President, General Counsel and Secretary